Exhibit 99.1

Tredegar Corporation	Contact:
Corporate Communications	Mitzi S. Reynolds
1100 Boulders Parkway	Phone: 804/330-1134
Richmond, Virginia 23225	Fax: 804/330-1177
E-mail: invest@tredegar.com	E-mail: mitzireynolds@tredegar.com
Web Site: www.tredegar.com

FOR IMMEDIATE RELEASE

TREDEGAR COMPLETES NEW CREDIT FACILITY

RICHMOND, Va., December 20, 2005 – Tredegar Corporation (NYSE:TG) announced that it has closed a $300 million five-year unsecured revolving credit facility. The new facility, arranged by Wachovia Capital Markets, LLC and SunTrust Capital Markets, Inc., replaces the company’s existing facilities.

The lead banks in the syndicate for the new facility are Wachovia Bank, National Association, administrative agent; SunTrust Bank, syndication agent; Bank of America, N.A., documentation agent; KeyBank National Association, documentation agent; and JPMorgan Chase Bank, N.A., documentation agent.

Additional details are available in the Form 8-K filed today with the Securities and Exchange Commission. The filing is also available on Tredegar’s Web site at www.tredegar.com.

Based in Richmond, Va., Tredegar Corporation is a global manufacturer of plastic films and aluminum extrusions.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release may contain “forward-looking statements” regarding Tredegar Corporation’s business. These statements are not historical facts, but statements that involve risks and uncertainties. Actual results could differ materially from those included in these forward-looking statements. For a discussion of such risks and uncertainties, see “Forward-looking and Cautionary Statements” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year.

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